UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On August 24, 2006, the wholly-owned subsidiary of Placer Sierra Bancshares (NASDAQ: PLSB) (the “Company”), Placer Sierra Bank (the “Bank”) provided written notice to Aurum Technology, Inc., d\b\a Fidelity Integrated Financial Solutions (the “Vendor”) that it was exercising its right to terminate that certain Agreement for Information Technology Services dated as of December 21, 2000, as amended from time to time and as partially assigned and assumed as of September 30, 2003, (the “Agreement”) by and between Placer Sierra Bank and Aurum Technology Inc., d\b\a Integrated Financial Solutions.

Under the terms of the Agreement, the Vendor provides most of the Bank’s item processing services and the Bank’s core processing services. The Company is entitled to terminate the Agreement under conditions specified in the Agreement. The Vendor agreed to convert the Company to a new core processing platform by August 2006. The Vendor had requested that the Company extend the commencement date to convert to a new core processing platform beyond August 2006, and the Company declined. Accordingly, the Company has determined it is entitled to terminate the Agreement, without termination penalties, and that the termination date will be February 28, 2008. The Agreement has been filed as Exhibits 10.24, 10.24(a) and 10.24(b) to the Company’s 2005 Annual Report on Form 10-K filed on February 27, 2006, which Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date: August 29, 2006

/s/ Frank J. Mercardante
Frank J. Mercardante Chief Executive Officer